SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

ZERIFY, INC.
(f/k/a/StrikeForce Technologies, Inc.)

Wyoming	000-55012	22-3827597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 603, Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 661 9641

StrikeForce Technologies, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZRFY	OTC:QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this report, the terms “Company,” “our company,” “us,” “Zerify”, “StrikeForce,” “we” and “our” refer to Zerify, Inc. unless the context requires otherwise.

Item 3.01 Transfer of Listing

In connection with the Company’s name change, the Financial Industry Regulatory Authority has assigned the Company a new stock symbol, ZRFY.

The Company’s stock will be quoted as ZRFY (OTC:QB), reflecting the new name of the Company. Current stock certificates may be exchanged for new certificates or book entry by contacting the Company’s transfer agent, Worldwide Stock Transfer, LLC at:

Worldwide Stock Transfer, LLC

One University Plaza

Suite 505

Hackensack, NJ 07601

Tel (201) 820-2008

Fax (201) 820-2010

www.worldwidestocktransfer.com

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2022, by unanimous consent of the Board of Directors and major shareholders of the corporation, voted in favor to change the Company’s corporate name from StrikeForce Technologies, Inc.to Zerify, Inc.

On August 1, 2022, the name change to Zerify, Inc. formally acknowledged from FINRA. The trading symbol after August 1, 2022 will be ZRFY (OTC:QB). Current stock certificates may book entries will be exchanged for new certificates or book entries by contacting the Company’s transfer agent, Worldwide Stock Transfer, LLC. The text of the amendment to the Company’s Certificate of Incorporation is incorporated herein and filed as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amendment to Articles of Incorporation *

* Filed herein.

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZERIFY, INC.
(Registrant)

Date: August 3, 2022	By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer

3